UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2025

Marin Software Incorporated

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35838	20-4647180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

149 New Montgomery Street, 4th Floor San Francisco, California		94105
(Address of Principal Executive Offices)		(Zip Code)

(415) 399-2580

Registrant’s Telephone Number, Including Area Code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	MRIN	The Nasdaq Capital Market*

* On June 17, 2025, Marin Software Incorporated (the “Company” or “we”) received a written notice from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that Nasdaq had determined to delist the Company’s common stock as a result of the Company failing to comply with certain continued listing requirements and provide a definitive plan evidencing compliance with the continued listing requirements. On June 26, 2025, the Company’s common stock was suspended from trading on Nasdaq. On July 21, 2025, Nasdaq has filed a Form 25 with the U.S. Securities and Exchange Commission (the “SEC”), which will become effective 10 calendar days later, or July 31, 2025. The deregistration of the Company’s common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended, will be effective 90 days, or such shorter period as the SEC may determine, after the filing of the Form 25.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

Background

On July 1, 2025 (the “Petition Date”), Marin Software Incorporated, a Delaware corporation (the “Company”), filed a voluntary petition for relief under chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), thereby commencing a chapter 11 case for the Company (the “Chapter 11 Case”). The case number is 25-11263 and the case is styled as In re Marin Software Incorporated. Additional information regarding the Chapter 11 Case is available at www.donlinrecano.com/mrin. The documents and other information on this website are not part of this Current Report and shall not be incorporated by reference. The Company continues to operate its business as a “debtor in possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code, orders of the Bankruptcy Court, and applicable non-bankruptcy law.

(a) Termination of Engagement of Independent Registered Public Accounting Firm

On July 23, 2025 (the “Dismissal Date”), the Board of Directors of the Company (the “Board”), on the recommendation of the Audit Committee of the Board, terminated the engagement of Grant Thornton LLP (“GT”) as the Company’s independent registered public accounting firm, effective immediately.

GT’s report on the financial statements for the years ended December 31, 2023 and 2022 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting, except that the report contained an explanatory paragraph stating that there was substantial doubt about the Company's ability to continue as a going concern.

During the Company’s fiscal years ended December 31, 2024 and 2023 and through the subsequent interim period ending on the Dismissal Date, there have been no disagreements with GT on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of GT would have caused them to make reference thereto in their report on the financial statements.

During the years ended December 31, 2023 and December 31, 2024 and the interim period through the Notification Date, there have been no reportable events with us as set forth in Item 304(a)(1)(iv) of Regulation S-K.

The Company provided a copy of the foregoing disclosures to GT prior to the date of the filing of this Current Report on Form 8-K (this “Form 8-K”) and requested that GT furnish it with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether or not it agrees with the statements in this Form 8-K. Their letter is attached hereto as Exhibit 16.1.

(b) Engagement of New Independent Registered Public Accounting Firm

The Company has not engaged a new independent registered public accounting firm.

Item 7.01 Regulation FD Disclosure.

Cautionary Language Regarding Trading in the Company’s Common Stock

The Company’s stockholders are cautioned that trading in the Company’s common stock during the pendency of the Chapter 11 Case is highly speculative and poses substantial risks. The Company’s common stock is no longer listed on the Nasdaq Capital Market, and trading prices for the Company’s common stock may bear little or no relationship to the actual recovery, if any, by holders thereof in the Company’s Chapter 11 Case. Accordingly, the Company urges extreme caution with respect to existing and future investments in its common stock.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Document
16.1	Letter from Grant Thornton LLP.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Marin Software Incorporated

Date: July 24, 2025	By:	/s/ Robert Bertz
Robert Bertz
Chief Financial Officer